Exhibit 21


                            THERMO CARDIOSYSTEMS INC.


                         Subsidiaries of the Registrant


   At March 6, 1996 Thermo Cardiosystems Inc. owned the following company:


                                 State or Jurisdiction          Registrant's
   Name                            of Incorporation            % of Ownership
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   TCA Securities Corporation         Massachusetts                  100